Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Second Quarter 2011 Financial Results

LITTLETON, MA – August 9, 2011 — Dover Saddlery, Inc. (NASDAQ: DOVR), the leading multi-channel retailer of equestrian products, today reported financial results for the second quarter ended June 30, 2011.

Second Quarter Results

Total revenues for the second quarter of 2011 increased 2.0% to $20.2 million compared with $19.9 million achieved in the same period in the prior year. Retail channel revenues increased $1.1 million or 16.1% to $8.1 million, and same-store sales increased 14.1%.

Net income for the quarter decreased to $627,000 or $0.12 per diluted share compared to $869,000 or $0.16 per diluted share for the corresponding quarter of 2010. When excluding the one-time gain of $402,000 from the insurance settlement from the Hobby Horse investment achieved in the second quarter of 2010, adjusted income before taxes (“IBT”) increased $58,000 or 5.5% from $1,050,000 to $1,108,000.

Adjusted EBITDA for the second quarter of 2011 was $1.42 million, compared to $1.52 million in the second quarter of 2010.

“During the second quarter we experienced very strong sales in our retail stores,” said Stephen L. Day, president and CEO of Dover Saddlery. “At the end of the quarter we had a very successful grand opening at our new store in Parker, Colorado. Both existing direct and new retail customers flocked to the new location and seem delighted to now have a local Dover Saddlery tack store in their community. The success of this grand opening and the 14.1% increase in same-store sales is clearly showing the strength of our retail expansion plan and the desire for our customers to shop retail whenever possible.”

Dover Saddlery opened one store in the second quarter of 2011, bringing the total number of retail stores to fourteen. Dover Saddlery is planning to open a second store in the fall of 2011 in the Midwest.

Year-to-Date Results

For the first six months of 2011, total revenues increased 4.0% to $37.5 million, compared to $36.1 million for the same period in 2010. Revenues from the retail channel increased 15.8% to $13.3 million and same-store sales increased 14.6%.

Adjusted EBITDA for the first six months of 2011 increased 35.8% to $2.3 million compared to $1.7 million achieved in the corresponding period in 2010. Net income for the first six months of 2011 increased 11.1% to $752,000 or $0.14 per diluted share, compared to $677,000 or $0.12 per diluted share for the first six months of 2010. When excluding the one-time gain of $402,000 from the insurance settlement from the Hobby Horse investment achieved in the second quarter of 2010, adjusted income before taxes (“IBT”) increased $611,000 or 81.5% to $1,361,000 from $750,000.

A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP adjusted EBITDA measure is provided in the table accompanying this earnings release.

A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted IBT measure is provided in the table accompanying this earnings release.

Business Outlook 2011

Until there is greater long-term visibility on sustainable economic conditions and consumer behavior, the Company is not providing guidance on business prospects in 2011.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 8:30 A.M. ET today to discuss the second quarter 2011 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/; this web cast will be archived for a year.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2011, the prospects for continued retail channel and same store sales growth, and operating income and cash flow improvements. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010

Revenues, net- direct	$12,172	$12,901	$24,240	$24,603
Revenues, net – retail stores	8,075	6,954	13,293	11,478

Revenues, net – total	$20,247	$19,855	$37,533	$36,081
Cost of revenues	12,767	12,404	23,484	22,783

Gross profit	7,480	7,451	14,049	13,298
Selling, general and administrative expenses	6,306	6,163	12,227	12,056

Income from operations	1,174	1,288	1,822	1,242
Interest expense, financing and other related costs, net	103	259	477	510
Other investment income	(37)	(423)	(16)	(420)

Income before income tax provision	1,108	1,452	1,361	1,152
Provision for income taxes	481	583	609	475

Net income	$627	$869	$752	$677

Net income per share
Basic	$0.12	$0.16	$0.14	$0.13

Diluted	$0.12	$0.16	$0.14	$0.12

Number of shares used in per share calculation
Basic	5,288,000	5,268,000	5,287,000	5,266,000
Diluted	5,413,000	5,454,000	5,339,000	5,425,000

Other Operating Data:

Number of retail stores(1)	14	13	14	13
Capital expenditures	281	183	402	214
Gross profit margin	36.9%	37.5%	37.4%	36.9%

(1) Includes thirteen Dover-branded stores and one Smith Brothers store. The Parker, CO Dover-branded store opened in Q2 2011.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	June 30,	Dec. 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$295	$745
Accounts receivable	826	533
Inventory	18,285	15,869
Prepaid catalog costs	904	930
Prepaid expenses and other current assets	1,070	901
Deferred income taxes	117	105

Total current assets	21,497	19,083
Net property and equipment	3,062	3,025

Other assets:
Deferred income taxes	943	848
Intangibles and other assets, net	576	593

Total other assets	1,519	1,441

Total assets	$26,078	$23,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease	$97	$97
Accounts payable	1,924	2,073
Accrued expenses and other current liabilities	3,862	5,425
Income taxes payable	79	414
Total current liabilities	5,962	8,009

Long-term liabilities:
Revolving line of credit	3,450	—
Term note	5,500	—
Subordinated notes payable, net	—	5,293
Capital lease obligation, net of current portion	46	89
Interest rate swap derivative	174	—

Total long-term liabilities	9,170	5,382
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; issued 5,288,027 as of June 30, 2011 and 5,277,161 as of December 31, 2010, respectively	1	1
Additional paid in capital	45,530	45,391
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(103)	—
Accumulated deficit	(28,400)	(29,152)

Total stockholders’ equity	10,946	10,158

Total liabilities and stockholders’ equity	$26,078	$23,549

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net income	$627	$869	$752	$677
Depreciation	184	183	365	369
Amortization of intangible assets	2	2	4	3
Stock-based compensation	62	45	124	91
Interest expense, financing and	103	259	477	510
other related costs, net
Other investment income	(37)	(423)	(16)	(420)
Provision for income taxes	481	583	609	475

Adjusted EBITDA	$1,422	$1,518	$2,315	$1,705

When we use the term Adjusted income before taxes (“Adjusted IBT”), we are referring to net income minus income taxes and non-recurring other investment income or losses. The Company recognizes this is a non-GAAP measure; however, we present Adjusted IBT because we consider it an important measure of our performance.

The following table reconciles net income to Adjusted IBT (in thousands):

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net income	$627	$869	$752	$677
Insurance settlement from the	—	(402)	—	(402)
Hobby Horse investment
Provision for income taxes	481	583	609	475

Adjusted IBT	$1,108	$1,050	$1,361	$750